Columbia Financial, Inc. Announces Second Quarter Earnings

Fair Lawn, New Jersey (July 26, 2018): Columbia Financial, Inc. (the “Company”) (NASDAQ: CLBK) reported a net loss of $14.7 million for the three months ended June 30, 2018, compared to net income of $9.3 million for the three months ended June 30, 2017. The quarterly earnings reflects $34.8 million of expense related to the contribution of 3% of the Company's outstanding common stock to the Columbia Bank Foundation as we previously disclosed in the prospectus relating to our minority stock offering. Excluding the charitable contribution, core net income would have been $12.7 million for the three months ended June 30, 2018, an increase of 35.8% as compared to the same period ended June 30, 2017.

Mr. Thomas J. Kemly, President and Chief Executive Officer commented: "The contribution of stock to our charitable foundation will provide the necessary future funding for charitable causes and community development activities. This contribution demonstrates our unwavering commitment to supporting the local communities that we serve".

For the six months ended June 30, 2018, the Company reported a net loss of $3.0 million, compared to net income of $19.6 million for the six months ended June 30, 2017. The decrease in earnings for the six month period is driven by the increase in charitable contribution expense as discussed above. Excluding the charitable contribution, core net income would have been $24.5 million for the six months ended June 30, 2018, an increase of 23.4% as compared to the same period ending June 30, 2017.

Mr. Kemly also commented: "With the recent minority stock offering now behind us, we are intently focused on executing on our growth strategy and deploying the newly acquired capital in a measured and controlled fashion. We experienced solid growth in our balance sheet and realized strong core earnings for the quarter while maintaining the desired asset quality and achieving other targeted performance measures."

Results of Operations for the Three Months Ended June 30, 2018 and June 30, 2017

A net loss of $14.7 million was recorded for the three months ended June 30, 2018, compared to net income of $9.3 million for the three months ended June 30, 2017. The decrease of $24.0 million was primarily attributable to the above-noted $34.8 million expense related to the contribution of shares of the Company's common stock to our charitable foundation coupled with a $2.0 million increase in the provision for loan losses. These expenses were partially offset by a $5.4 million increase in net interest income and an $8.9 million decrease in income tax expense.
The Company’s net interest income was $41.0 million for the quarter ended June 30, 2018, an increase of $5.4 million, or 15.1% from $35.6 million for the quarter ended June 30, 2017. The increase in net interest income was attributable to an $8.2 million increase in interest and dividend income which was partially offset by a $2.8 million increase in interest expense.

The increase in interest and dividend income for the three month period was largely due to a $308.6 million increase in average loans, a $500.2 million increase in average investment securities and a $104.7 million increase in other interest earning assets. The increase in other interest earning assets was largely due to the increase in excess cash reserves for the majority of the month of April related to the subscriptions for the minority stock offering.
The yield on total average earning assets decreased two basis points due to the growth in lower yielding excess cash reserves as a percentage of the earning asset mix. The yield on average loans increased seven basis points while the yield on investment securities increased 11 basis points for the quarter ended June 30, 2018 as compared with the quarter ended June 30, 2017.
The $2.8 million increase in interest expense on deposits was largely the result of a $536.0 million increase in the average balance of interest bearing deposits combined with a 19 basis point increase in the cost of deposits. Interest expense related to junior subordinated debt increased as the Company has completed all steps required to call the debt during the third quarter of 2018 and therefore accelerated the amortization of deferred issuance costs.

The Company's net interest margin for the quarter ended June 30, 2018 decreased seven basis points to 2.76% when compared to 2.83% for the quarter ended June 30, 2017. The weighted average yield on interest-earning assets decreased two basis points to 3.70% for the quarter ended June 30, 2018 compared with 3.72% for the quarter ended June 30, 2017. The cost of average total interest bearing liabilities increased 11 basis points to 1.20% for the quarter ended June 30, 2018 as compared to 1.09% for the quarter ended June 30, 2017.
The provision for loan losses was $2.4 million for the quarter ended June 30, 2018, an increase of approximately $2.0 million from $375 thousand for the quarter ended June 30, 2017. The increase was primarily driven by loan growth during the period and changes in certain credit metrics.
Non-interest income was $5.4 million for the quarter ended June 30, 2018, an increase of $642 thousand or 13.5% from $4.8 million for the quarter ended June 30, 2017. Income from bank-owned life insurance increased $434 thousand as a result of one-time gains associated with life insurance proceeds during the three months ended June 30, 2018. Title insurance fees were higher by $306 thousand as a result of increased activity during the quarter.
Non-interest expense was $61.7 million for the quarter ended June 30, 2018, an increase of $36.9 million, or 148.6%, from $24.8 million for the quarter ended June 30, 2017. The increase was driven primarily by the previously noted one-time $34.8 million contribution of common stock of Columbia Financial, Inc. to the Columbia Bank Foundation. In addition, compensation and employee benefit expenses increased $1.4 million as a result of the newly created Employee Stock Ownership Plan, several strategic hires and annual merit increases and incentives for staff.
Income tax benefit was $3.0 million for the quarter ended June 30, 2018 as compared to $5.9 million of tax expense for the quarter ended June 30, 2017.

Results of Operations for the Six Months Ended June 30, 2018 and June 30, 2017

For the six months ended June 30, 2018, earnings decreased $22.5 million to a loss of $3.0 million, compared to income of $19.6 million for the six months ended June 30, 2017. The decrease was primarily attributable to the previously noted one-time contribution of the Company's stock to our charitable foundation and related tax benefit associated with the contribution and a $3.6 million increase in the provision for loan losses, partially offset by a $9.7 million increase in net interest income.

Net interest income was $80.1 million for the six month period ended June 30, 2018, an increase of $9.7 million, or 13.7% from $70.4 million for the six months ended June 30, 2017. The increase in net interest income was attributable to a $14.5 million increase in interest and dividend income which was partially offset by a $4.9 million increase in interest expense.

The increase in interest and dividend income for the six month period was primarily the result of a $293.8 million increase in average loans, a $418.7 million increase in average investment securities and a $107.5 million increase in other interest earning assets. The increase in other interest earning assets was largely due to the increase in excess cash reserves related to the subscriptions for the minority stock offering.
The yield on total average earning assets decreased two basis points due to the growth in lower yielding excess cash reserves as a percentage of the earning asset mix. The yield on average loans increased six basis points while the yield on investment securities increased 13 basis points for the six months ended June 30, 2018 as compared with the same period ended June 30, 2017.
For the six months ended June 30, 2018, interest expense on deposits was $17.3 million, an increase of $4.8 million or 38.9% from $12.5 million for the six months ended June 30, 2017, driven by a $530.7 million increase in the average balance of total interest bearing deposits coupled with a 14 basis point increase in the cost of deposits. Total borrowings increased by $62.0 million in average balances while the average cost of borrowings declined by 19 basis points. The reduced cost of average borrowings resulted from the maturity of higher rate borrowings. Interest expense related to the junior subordinated debt increased as the
Company completed all steps required to call the debt during the third quarter of 2018 and therefore accelerated the amortization of deferred issuance costs.

The Company's net interest margin for the six month period ended June 30, 2018 decreased seven basis points to 2.78% compared with 2.85% for the six months ended June 30, 2017. The weighted average yield on interest-earning assets decreased two basis points to 3.71% for the six months ended June 30, 2018 compared with 3.73% for the six months ended June 30, 2017. The cost of average total interest bearing liabilities increased eight basis points to 1.15% for the six months ended June 30, 2018 compared with 1.07% for the six months ended June 30, 2017.
For the six months ended June 30, 2018 the provision for loan losses expense was $4.4 million, an increase of $3.6 million from $751 thousand for the six months ended June 30, 2017. The increase was primarily driven by loan growth during the period and changes in certain credit metrics.
Non-interest income was $9.9 million for the six month period ended June 30, 2018, a decrease of $615 thousand, or 5.8% from $10.5 million for the six months ended June 30, 2017. Income from bank-owned life insurance decreased approximately $201 thousand as a result of higher gains associated with life insurance proceeds recognized during the six months ended June 30, 2017.
For the six months ended June 30, 2018 non-interest expense was $87.7 million, an increase of $38.0 million, or 76.5% from $49.7 million for the six months ended June 30, 2017. The increase was driven primarily by the above noted $34.8 million contribution of common stock of Columbia Financial, Inc. to the Columbia Bank Foundation. In addition, compensation and employee benefit expenses increased $2.0 million as a result of newly created Employee Stock Ownership Plan, several strategic hires and annual merit increases and incentives for staff.
Income tax expense was $844 thousand for the six months ended June 30, 2018 as compared to $10.9 million of tax expense for the same period ended June 30, 2017.

Balance Sheet Summary

Total assets increased approximately $510.9 million, or 8.9%, to $6.3 billion at June 30, 2018 from $5.8 billion at December 31, 2017. The increase in total assets was primarily attributed to the increases in loans receivable, net of $248.6 million and available-for-sale securities of $221.5 million. Growth was funded primarily by $492.4 million of net proceeds from the minority stock offering.

Securities available-for-sale increased $221.5 million to $932.1 million at June 30, 2018 from $710.6 million at December 31, 2017. Securities held-to-maturity increased $15.2 million to $254.8 million at June 30, 2018 from $239.6 million at December 31, 2017.

Loans receivable, net increased $248.6 million to $4.6 billion at June 30, 2018 from $4.4 billion at December 31, 2017. One-to-four family, multifamily and commercial, construction loans and C&I lending contributed $146.9 million, $100.6 million, $21.2 million and $14.1 million to the growth, respectively. Home equity loans and advances declined $33.6 million between June 30, 2018 and December 31, 2017.

Total liabilities increased $41.7 million, or 0.8%, to $5.3 billion at June 30, 2018 from $5.3 billion at December 31, 2017. The increase is primarily attributable to an increase in total deposits of $31.5 million mainly driven by higher certificate of deposit balances. Overall borrowings remained relatively flat over the six month period.

Total stockholders’ equity increased $469.2 million or 99.4%, to $941.3 million at June 30, 2018 from $472.1 million at December 31, 2017. The net increase is primarily driven by the recording of common stock and additional-paid-in capital related to the completion of the minority stock offering. Net proceeds from the offering totaled $492.4 million.

Asset Quality

The Company's total non-performing loans at June 30, 2018 totaled $3.8 million, or 0.08% of total loans, compared to $6.5 million or 0.15% of total loans at December 31, 2017. The Company held $660 thousand in foreclosed assets at June 30, 2018 compared to $959 thousand at December 31, 2017. Non-performing assets as a percentage of total assets totaled 0.07% at June 30, 2018 compared to 0.13% at December 31, 2017.

The Company's allowance for loan losses was $62.5 million, or 1.33% of total loans at June 30, 2018, compared to $58.2 million or 1.31% of total loans at December 31, 2017.

About Columbia Financial, Inc.

The unaudited consolidated financial results include the accounts of Columbia Financial, Inc. its wholly-owned subsidiary Columbia Bank (the "Bank") and the Bank's wholly-owned subsidiaries. Columbia Financial, Inc. is a Delaware corporation organized as Columbia Bank's mid-tier stock holding company. Columbia Financial, Inc. is a majority-owned subsidiary of Columbia Bank, MHC. Columbia Bank is a federally chartered savings bank headquartered in Fair Lawn, New Jersey. The Bank offers traditional financial services to consumers and businesses in our market areas. We currently operate 49 full-services banking offices.

Forward Looking Statements

Certain statements herein constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “believes,” “will,” “would,” “expects,” “project,” “may,” “could,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,” “estimates,” “intends,” “plans,” “targets” and similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to, adverse conditions in the capital and debt markets and the impact of such conditions on the Company’s business activities; changes in interest rates; competitive pressures from other financial institutions; the effects of general economic conditions on a national basis or in the local markets in which the Company operates, including changes that adversely affect borrowers’ ability to service and repay the Company’s loans; changes in the value of securities in the Company’s investment portfolio; changes in loan default and charge-off rates; fluctuations in real estate values; the adequacy of loan loss reserves; decreases in deposit levels necessitating increased borrowing to fund loans and investments; legislative changes and changes in government regulation; changes in accounting standards and practices; the risk that goodwill and intangibles recorded in the Company’s financial statements will become impaired; demand for loans in the Company’s market area; the Company’s ability to attract and maintain deposits; risks related to the implementation of acquisitions, dispositions, and restructurings; the risk that the Company may not be successful in the implementation of its business strategy or its deployment of the proceeds raised in its minority public offering; and changes in assumptions used in making such forward-looking statements and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website, www.sec.gov. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Columbia Financial, Inc.’s actual results could differ materially from those discussed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company disclaims any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except as required by law.

COLUMBIA FINANCIAL, INC. AND SUBSIDIARIES
Consolidated Balance Sheets

	(Unaudited)	(Unaudited)
	June 30,	December 31,
	2018	2017
	(In thousands)
Assets
Cash and cash equivalents	$67,055	$65,334
Short-term investments	128	164
Total cash and cash equivalents	67,183	65,498

Securities available-for-sale, at fair value	932,070	710,570
Securities held-to-maturity, at amortized cost (fair value of $244,239 and $236,125 at June 30, 2018 and December 31, 2017, respectively)	254,801	239,618
Federal Home Loan Bank stock	45,009	44,664
Loans receivable, net	4,649,054	4,400,470
Accrued interest receivable	17,067	15,915
Real estate owned	660	959
Office properties and equipment, net	46,623	42,620
Bank-owned life insurance	151,837	150,521
Goodwill and intangible assets	5,957	5,997
Other assets	107,141	89,668
Total assets	$6,277,403	$5,766,500

Liabilities and Stockholders' Equity
Liabilities:
Deposits	$4,294,832	$4,263,315
Borrowings	930,618	929,057
Advance payments by borrowers for taxes and insurance	30,995	25,563
Accrued expenses and other liabilities	79,660	76,495
Total liabilities	5,336,105	5,294,430

Stockholders' equity:
Preferred stock, $0.01 par value. Authorized 10,000,000 shares; issued none	—	—
Common stock, $0.01 par value. Authorized 500,000,000 shares authorized; 115,889,175 shares issued and outstanding at June 30, 2018 and none at December 31, 2017	1,159	—
Additional paid-in capital	526,332	—
Retained earnings	534,522	537,480
Accumulated other comprehensive loss	(75,736)	(65,410)
Unallocated common stock held by the Employee Stock Ownership Plan	(44,980)	—
Total stockholders' equity	941,297	472,070
Total liabilities and stockholders' equity	$6,277,403	$5,766,500

COLUMBIA FINANCIAL, INC. AND SUBSIDIARIES
Consolidated Statements of Operations (Unaudited)
(Dollars in thousands, except for per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Interest and dividend income:
Loans receivable	$45,865	$41,981	$89,706	$82,583
Securities available-for-sale	4,922	4,354	11,336	8,692
Securities held-to-maturity	2,991	—	3,455	—
Federal funds and interest earning deposits	584	66	1,072	89
Federal Home Loan Bank stock dividends	657	449	1,244	914
Total interest and dividend income	55,019	46,850	106,813	92,278
Interest expense:
Deposits	9,194	6,382	17,293	12,454
Borrowings	4,809	4,829	9,442	9,408
Total interest expense	14,004	11,211	26,735	21,862

Net interest income	41,015	35,639	80,078	70,416

Provision for loan losses	2,400	375	4,400	751

Net interest income after provision for loan losses	38,615	35,264	75,677	69,665

Non-interest income:
Demand deposit account fees	976	922	1,920	1,837
Bank-owned life insurance	1,493	1,059	2,557	2,758
Title insurance fees	1,255	949	2,029	1,916
Loan fees and service charges	451	532	922	1,027
Gain on securities transactions, net	—	—	116	—
Gain on sale of loans receivable, net	15	69	15	170
(Loss) Gain on sale of real estate owned	(13)	39	(13)	248
Other non-interest income	1,233	1,198	2,367	2,571
Total non-interest income	5,410	4,768	9,912	10,527

Non-interest expense:
Compensation and employee benefits expense	16,750	15,304	33,275	31,283
Occupancy expense	3,518	3,465	7,234	6,895
Federal insurance premiums expense	473	412	901	825
Advertising expense	1,292	1,122	2,139	1,803
Professional fees expense	399	379	613	558
Data processing expense	672	577	1,314	1,144
Charitable contribution to foundation	34,767	154	34,767	454
Other non-interest expense	3,859	3,413	7,462	6,717
Total non-interest expense	61,728	24,826	87,703	49,679

(Loss) Income before income tax expense	(17,703)	15,206	(2,113)	30,513

Income tax (benefit) expense	(2,961)	5,934	844	10,946

Net (loss) income	$(14,742)	$9,272	$(2,958)	$19,567
Basic and diluted earnings per share	$(0.13)	N/A	$(0.03)	N/A
Weighted average shares outstanding	111,346,897	N/A	111,346,897	N/A

COLUMBIA FINANCIAL, INC. AND SUBSIDIARIES
Average Balances / Yields (Unaudited)

	For the Three Months Ended
	June 30, 2018			June 30, 2017
	Average Balance	Interest and Dividends	Yield / Cost	Average Balance	Interest and Dividends	Yield / Cost
	(In thousands)			(In thousands)
Interest-earnings assets:
Loans	$4,618,006	$45,865	3.98%	$4,309,453	$41,981	3.91%
Investment securities	1,173,935	7,913	2.70%	673,712	4,354	2.59%
Other interest-earning assets	166,412	1,241	2.99%	61,717	515	3.35%
Total interest-earning assets	5,958,354	$55,019	3.70%	5,044,882	$46,850	3.72%
Non-interest-earning assets	339,732			255,898
Total assets	$6,298,086			$5,300,780

Interest-bearing liabilities:
Interest bearing transaction accounts	$1,385,603	$2,881	0.83%	$1,289,392	$1,852	0.58%
Money market deposit accounts	372,728	487	0.52%	274,657	193	0.28%
Savings deposit accounts	744,114	287	0.15%	548,202	211	0.15%
Certificates of deposit	1,427,838	5,540	1.56%	1,281,988	4,126	1.29%
Total interest-bearing deposits	3,930,282	9,194	0.94%	3,394,239	6,382	0.75%
FHLB advances	694,581	3,480	2.01%	652,524	3,392	2.09%
Junior subordinated debt	50,678	1,329	10.52%	50,621	1,044	8.27%
Other borrowings	11	—	—%	40,000	393	3.94%
Total borrowings	745,270	4,809	2.59%	743,145	4,829	2.61%
Total interest-bearing liabilities	4,675,552	$14,004	1.20%	4,137,384	$11,211	1.09%

Non-interest bearing liabilities
Non-interest bearing deposits	701,609			617,366
Other non-interest bearing liabilities	135,436			92,998
Total liabilities	5,512,597			4,847,748
Total equity	785,489			453,032
Total liabilities and equity	$6,298,086			$5,300,780

Net interest income		$41,015			$35,639
Interest rate spread			2.50%			2.63%
Net interest-earning assets	$1,282,802			$907,498
Net interest margin			2.76%			2.83%
Ratio of interest-earning assets to interest-bearing liabilities	127.44%			121.93%

	For the Six Months Ended
	June 30, 2018			June 30, 2017
	Average Balance	Interest and Dividends	Yield / Cost	Average Balance	Interest and Dividends	Yield / Cost
	(In thousands)			(In thousands)
Interest-earnings assets:
Loans	$4,551,970	$89,706	3.97%	$4,258,192	$82,583	3.91%
Investment securities	1,095,928	14,791	2.72%	677,243	8,692	2.59%
Other interest-earning assets	161,899	2,316	2.88%	54,420	1,003	3.72%
Total interest-earning assets	5,809,798	$106,813	3.71%	4,989,855	$92,278	3.73%
Non-interest-earning assets	328,626			255,748
Total assets	$6,138,424			$5,245,603

Interest-bearing liabilities:
Interest bearing transaction accounts	$1,405,231	$5,378	0.77%	$1,294,638	$3,654	0.57%
Money market deposit accounts	335,136	722	0.43%	272,943	381	0.28%
Savings deposit accounts	740,185	579	0.16%	544,340	417	0.15%
Certificates of deposit	1,420,500	10,614	1.51%	1,258,426	8,002	1.28%
Total interest-bearing deposits	3,901,053	17,293	0.89%	3,370,347	12,454	0.75%
FHLB advances	745,394	7,066	1.91%	643,593	6,538	2.05%
Junior subordinated debt	50,670	2,374	9.45%	50,614	2,089	8.32%
Other borrowings	171	3	3.16%	40,000	781	3.94%
Total borrowings	796,235	9,442	2.39%	734,207	9,408	2.58%
Total interest-bearing liabilities	4,697,288	$26,735	1.15%	4,104,554	$21,862	1.07%

Non-interest bearing liabilities
Non-interest bearing deposits	689,021			601,447
Other non-interest bearing liabilities	122,573			93,049
Total liabilities	5,508,882			4,799,050
Total equity	629,542			446,553
Total liabilities and equity	$6,138,424			$5,245,603

Net interest income		$80,078			$70,416
Interest rate spread			2.56%			2.66%
Net interest-earning assets	$1,112,510			$885,301
Net interest margin			2.78%			2.85%
Ratio of interest-earning assets to interest-bearing liabilities	123.68%			121.57%

The following table summarizes the quarterly net interest margin for the previous five quarters.

	Average Yields/Costs by Quarter
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Yield on interest earning assets:
Loans	3.98%	3.96	3.91	3.90	3.91%
Investment securities	2.70%	2.74	2.64	2.57	2.59%
Other interest-earning assets	2.99%	2.77	3.99	2.93	3.35%
Total interest-earning assets	3.70%	3.71	3.71	3.71	3.72%

Cost of interest bearing liabilities:
Total interest-bearing deposits	0.94%	0.85	0.85	0.80	0.75%
Total borrowings	2.59%	2.22	2.50	2.59	2.61%
Total interest-earning liabilities	1.20%	1.09	1.13	1.12	1.09%

Interest rate spread	2.50%	2.62	2.58	2.58	2.63%
Net interest margin	2.76%	2.80	2.79	2.79	2.83%

Ratio of interest-earning assets to interest bearing liabilities	127.44%	119.93	122.50	122.33	121.93%

COLUMBIA FINANCIAL, INC. AND SUBSIDIARIES
Selected Financial Highlights (Unaudited)

SELECTED FINANCIAL RATIOS:
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2018	2017	2018	2017

Return on average assets	(0.94)%	0.70%	(0.10)%	0.75%
Core return on average assets	0.81%	0.71%	0.81%	0.76%
Return on average equity	(7.53)%	8.21%	(0.95)%	8.84%
Core return on average equity	6.10%	8.30%	7.55%	8.97%
Interest rate spread	2.50%	2.63%	2.56%	2.66%
Net interest margin	2.76%	2.83%	2.78%	2.85%
Non-interest expense to average assets	3.93%	1.88%	2.88%	1.91%
Efficiency ratio	132.96%	61.44%	97.46%	61.38%
Core efficiency ratio	58.07%	61.19%	58.82%	61.01%
Average interest-earning assets to average interest-bearing liabilities	127.44%	121.93%	123.68%	121.57%

CAPITAL RATIOS:
	June 30,	December 31,
	2018	2017
Columbia Financial, Inc.:
Total capital (to risk-weighted assets)	25.37%	15.01%
Tier 1 capital (to risk-weighted assets)	24.11%	13.76%
Common equity Tier 1 capital (to risk-weighted assets)	22.94%	12.55%
Tier 1 capital (to adjusted total assets)	16.88%	10.54%

Columbia Bank:
Total capital (to risk-weighted assets)	19.53%	14.90%
Tier 1 capital (to risk-weighted assets)	18.27%	13.64%
Common equity Tier 1 capital (to risk-weighted assets)	18.27%	13.64%
Tier 1 capital (to adjusted total assets)	12.85%	10.44%

ASSET QUALITY:
($ in thousands)	June 30,	December 31,
	2018	2017

Non-accrual loans	$3,761	$6,525
90+ and still accruing	—	—
Non-performing loans	3,761	6,525
Foreclosed assets	660	959
Total Non-performing assets	$4,421	$7,484

Non-performing loans to total loans	0.08%	0.15%
Non-performing assets to total assets	0.07%	0.13%
Allowance for loan losses	$62,524	$58,178
Allowance for loan losses to total non-performing loans	1,662.43%	891.62%
Allowance for loan losses to gross loans	1.33%	1.31%

LOAN DATA:
($ in thousands)	June 30,	December 31,
	2018	2017
Real estate loans:
One to four family	$1,763,158	$1,616,259
Multifamily and commercial	1,971,803	1,871,210
Construction	254,850	233,652
Commercial business loans	292,113	277,970
Consumer loans:
Home equity loans and advances	414,388	448,020
Other consumer loans	956	998
Total loans	4,697,268	4,448,109
Net deferred loan costs	12,280	9,135
Allowance for loan losses	(62,524)	(58,178)
Loans receivable, net	$4,649,054	$4,400,470

Notes and Reconciliation of GAAP to Non-GAAP Financial Measures

Book and Tangible Book Value per Share
($ in thousands)	At June 30,	At December 31,
	2018	2017

Total stockholders' equity	$941,297	$472,070
Less: goodwill	5,716	5,716
Total tangible stockholders' equity	$935,581	$466,354

Shares outstanding	115,889,175	—

Book value per share	$8.12	N/A
Tangible book value per share	$8.07	N/A

Reconciliation to Core Net Income
($ in thousands)	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017

Net income	$(14,742)	$9,272	$(2,958)	$19,567
Add: Contribution to foundation, net of tax	27,466	100	27,466	295
Core net income	$12,724	$9,372	$24,508	$19,862

Return on Average Assets
($ in thousands)	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017

Net income	$(14,742)	$9,272	$(2,958)	$19,567
Average assets	6,298,086	5,300,780	6,138,424	5,245,603

Return on average assets	(0.94)%	0.70%	(0.10)%	0.75%

Add: Contribution to foundation, net of tax	27,466	100	27,466	295
Core net income	$12,724	$9,372	$24,508	$19,862

Core return on average assets	0.81%	0.71%	0.81%	0.76%

Return on Average Equity
($ in thousands)	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017

Total average stockholders' equity	$785,489	$453,032	$629,542	$446,553

Net loss (income)	(14,742)	9,272	(2,958)	19,567

Return on average equity	(7.53)%	8.21%	(0.95)%	8.84%

Add: Contribution to foundation, net of tax	27,466	100	27,466	295
Core average stockholders' equity	837,281	453,032	654,572	446,553
Core net income	$12,724	$9,372	$24,508	$19,862

Core return on average equity	6.10%	8.30%	7.55%	8.97%

Efficiency Ratios
($ in thousands)	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017

Net interest income	$41,015	$35,639	$80,078	$70,416
Non-interest income	5,410	4,768	9,912	10,527
Total income	$46,425	$40,407	$89,990	$80,943

Non-interest expense	$61,728	$24,826	$87,703	$49,679

Efficiency ratio	132.96%	61.44%	97.46%	61.38%

Less: contribution to charitable foundation	34,767	100	34,767	295
Core non-interest expense	26,961	24,726	52,936	49,384

Core efficiency ratio	58.07%	61.19%	58.82%	61.01%